Exhibit 10.9

PROMISSORY NOTE (“NOTE”)

$560,000.00	January 1st, 2012

FOR VALUE RECEIVED, TWIN CITIES POWER HOLDINGS, L.L.C., a Minnesota limited liability company (“PAYOR”), promises to pay to M.J. TUFTE (“PAYEE”) at 1216 Cedar Lake Road, Minnesota, Minnesota 55416 or at such other place as the PAYEE may from time-to-time designate, the principal sum of Five Hundred Sixty Thousand and no/100 Dollars ($560,000.00) without interest on the outstanding principal balance.

PAYOR shall make payment under this Note in the following manner:

(a)                                 PAYOR shall pay PAYEE Ten Thousand and no/100 Dollars ($10,000.00) per month beginning on January 1, 2012 and the 1st day of each month thereafter for thirty-six (36) months through December 1, 2014; and

(b)                                 On January 1, 2015, PAYOR shall pay the balance of this Note to PAYEE in the amount of Two Hundred Thousand and no/100 Dollars ($200,000.00).

Notwithstanding anything to the contrary herein, PAYOR obligations to PAYEE hereunder shall be subordinated to the Promissory Note in the amount of Five Million Eight Hundred Twenty Nine Thousand Seventeen and no/100 Dollars ($5,829,017.00) dated October 1, 2011 held by HTS Capital, LLC, Robert O. Schachter and Clearwaters Capital, LLC (the “HTS Note”).

PAYOR (and each maker, co-maker and endorser hereof) (1) waive demand, presentment, protest, notice of protest and notice of dishonor; (2) consent to the release by PAYEE hereof (with or without consideration); (3) exonerate PAYEE hereof from all duty and obligation to make demand on anyone for payment, or to give notice to anyone upon payment; and (4) agree in the event of default to pay all costs of collection and reasonable attorneys’ fees.

Subject to the foregoing, the undersigned PAYOR are hereby granted the right, option and privilege of prepaying any part of all of the indebtedness evidenced by this Note at any time without penalty.  The undersigned acknowledges receipt of a copy hereof.

[Signature Page Follows on Page 2]

TWIN CITIES POWER HOLDINGS, LLC

/s/ Timothy S. Krieger
By: Tim Krieger
Its: President

THIS REPLACEMENT PROMISSORY NOTE HAS BEEN EXECUTED IN ACCORDANCE WITH THE LETTER AGREEMENT DATED THE 6TH DAY OF JANUARY 2012.